Exhibit 3.59

Bylaws

of

QG Printing II Corp.
(f/k/a Infiniti Graphics, Inc.)

Article I.

Meeting of Shareholders.

Section 1.Annual Meeting.  The annual meeting of Shareholders shall be held at the principal office of the Corporation, on a business day during the month of March of each year, when they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.  The Secretary shall cause to be served personally, or by mail, facsimile transmission or electronic mail, a written notice at least seven (7) calendar days before such meeting, addressed to each shareholder at his address as it appears on the stock book; but at any meeting at which all shareholders shall be present, or of which all not present have waived notice in writing, the giving of notice as above required may be dispensed with.  The date the notice is issued shall be included in the seven (7) calendar days; the date of the meeting shall not be so included.

Section 2.Quorum.  The presence, in person or by proxy, of the holders of a majority of the outstanding stock entitled to vote on the subject matter shall be necessary to constitute a quorum for the transaction of business, but a lesser number may adjourn to some future time not less than ten (10) nor more than thirty (30) days later, and the Secretary shall thereupon give at least ten days’ notice by mail to each shareholder entitled to vote who was absent from such meeting.

Section 3.Special Meetings.  Special meetings of Shareholders other than those regulated by statute, may be called at any time by the Chief Executive Officer or Chairperson of the Board at the written request of a majority of Directors.  Notice of such meeting stating the purpose for which it is called shall be served personally or by mail, facsimile transmission or electronic mail not less than seven (7) calendar days before the date set for such meeting.  If mailed, it shall be directed to every Shareholder at his address as it appears on the stock book; but at any meeting at which all shareholders shall be present, or of which Shareholders not present have waived notice in writing, the giving of notice as above described may be dispensed with.  The date the notice is issued shall be included in the seven (7) calendar days; the date of the meeting shall not be so included.

The President, Chairperson of the Board, or the Board of Directors shall also, in like manner, call a special meeting of the Shareholders whenever so requested in writing by one or more Shareholders representing a majority of the total number of shares of the issued and outstanding capital stock of the Company.  No business other than that specified in the call for the meeting, shall be transacted at any such special meeting of the Shareholders.

Section 4.Voting.  At all meetings of the Shareholders all questions, the manner of deciding of which is not specifically regulated by statute, shall be determined by a majority vote of the

Shareholders present in person or by proxy; provided, however, that any qualified voter may demand a stock vote, in which case each Shareholder present, in person or by proxy, shall be entitled to cast one vote for each share of stock owned or represented by him/her.

All voting shall be by voice vote, except that a stock vote shall be by ballot, each of which shall state the name of the Shareholder voting and the number of shares owned by him/her, and, in addition, if such ballot be cast by proxy, the name of the proxy shall be stated.

The casting of all votes at special meetings of Shareholders shall be governed by the provisions of the Corporation Laws of the State of Connecticut.

Section 5.Order of Business.  The order of business at all meetings of the Shareholders shall be as follows:

1.                                      Roll call.

2.                                      Proof of notice of meeting or waiver of notice.

3.                                      Reading of minutes of preceding meeting.

4.                                      Reports of Officers.

5.                                      Election of Directors.

6.                                      Unfinished Business.

7.                                      New Business.

Article II.

Directors.

Section 1.Number.  The affairs and business of this Corporation shall be managed by a Board of not less than three (3) nor more than ten (10) Directors, who need not be Shareholders or employees of the Corporation.

Section 2.How Elected.  At the annual meeting of shareholders the persons each of whom shall receive a majority of the votes cast shall be directors and shall constitute the Board of Directors for the ensuing year.  Each shareholder, entitled to vote, may cast one vote for each share of stock held for each Director.

Section 3.Term of Office.  The term of office of each of the Directors shall be one year, or until the next annual meeting, or adjourned annual meeting, as the case may be, of Shareholders, whichever is the shorter term.

Section 4.Duties of Directors.  The Board of Directors shall have the control and general management of the affairs and business of the Company.  Such Directors shall in all cases act as a Board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Company, as they may deem proper, not inconsistent with these Bylaws and the laws of the State of Connecticut.  Annually the Directors shall

1.                                      Elect a Chairperson of the Board from the members of the Board of Directors

2.                                      Appoint all officers of the Corporation

3.                                      Appoint members to all subcommittees, including but not limited to Nominating Committee, Executive Compensation Committee, and Executive Search Committee, and select from among the members of each subcommittee a Recording Secretary responsible for the preparation of the minutes of the subcommittee meetings.

Section 5.Directors’ Meetings.  Regular meetings of the Board of Directors shall be held at least quarterly, and at such other times as the Board of Directors may determine.  Special meetings of the Board of Directors may be called by the Chairperson of the Board or, upon the written request of three Directors, the Secretary shall call a Special meeting.  Any and all meetings may be held within or without the State of Connecticut.

Telephone Meetings.  Any meeting may be held by telephone conference call subject to all other provisions of these Bylaws.  Only Directors participating in the conference call shall be entitled to vote.  A meeting may be conducted and voting accomplished by individual calls or multiple conference calls provided no single director objects to this format with respect to the item discussed or action proposed to be taken.

The minutes of any telephonic meeting shall be prepared by the Secretary or Secretary Pro Tem and either delivered or mailed to each Director within forty-eight (48) hours following the completion of voting to report the form of the meeting, the action(s) taken and to obtain the Waiver and Ratification by all Directors participating.

Section 6.Notice of Meetings.  Notice of meetings, other than the regular annual meetings shall be given by service upon each Director in person, or by mail, facsimile transmission or electronic mail, at least seven (7) calendar days before the date therein designated for such meeting, specifying the time and place of such meeting, and the business to be brought before the meeting; and no business other than that specified in such notice shall be transacted at any special meeting.  The date the notice is issued shall be included in the seven (7) calendar days; the date of the meeting shall not be so included.

At any meeting at which every member of the Board of Directors shall be present, although held without notice, or of which all not present have waived noticed in writing, any business may be transacted which might have been transacted if the meeting had been duly called.

Section 7.Quorum.  At any meeting of the Board of Directors, a majority of the Board shall constitute a quorum for the transaction of business; but in the event of a quorum not being present, a lesser number may adjourn the meeting to some future time, not more than thirty (30) calendar days later.

The act of a majority of the Directors present at a meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise provided by statute or certificate of incorporation or by these Bylaws.

Section 8.Voting.  At all meetings of the Board of Directors, each Director is to have one vote, regardless of the number of shares of stock that (s)he may hold.

Proxy voting.  Proxy voting is not authorized.

Section 9.Vacancies.  Vacancies in the Board occurring between annual meetings may be filled for the unexpired portion of the term by vote of a majority of the remaining Directors.

Section 10.Removal of Directors.  Any one or more of the Directors may be removed either with or without cause, at any time by a vote of the Shareholders holding two thirds (2/3) of the shares, at any special meeting of the shareholders called for the purpose.

Section 11.Compensation of Directors.  Inside Directors are not compensated beyond their normal salaries.  Outside Directors are compensated according to the Compensation Plan for Outside Directors adopted February 15, 1996, attached to these Bylaws as Exhibit A and incorporated herein by this reference, as the same may be amended from time to time by the Board of Directors.  If the Chairperson of the Board is not an employee of the Corporation, s(he) shall be entitled to additional compensation in addition to that provided to other outside directors.

Section 12.Duties of Chairperson of the Board.  The Chairperson of the Board shall have the following duties:

The Chairperson shall cause to be called regular and special meetings of the Shareholders and Directors in accordance with these Bylaws.

S(he) shall preside at all meetings of the Board of Directors.

S(he) shall develop the issues and order of the Agenda for each meeting of the Board of Directors.

S(he) shall exercise general direction of the President and Chief Executive Officer between meetings of the Board of Directors.

S(he) shall recommend appointments to all subcommittees of the Board of Directors to be confirmed by vote of the full Board.

S(he) may appoint another director until the next annual meeting of the Board of Directors to fill a vacancy in any subcommittee.

S(he) shall authorize and approve all extraordinary expenses for the Board of Directors and its subcommittees.

S(he) shall authorize and approve expenses of the Chief Executive Officer subject to conflict of interest or other special reporting requirements for all employees.

Article III.

Officers.

Section 1.Number.  The officers of this Corporation shall be:

1.                                      Chief Executive Officer.

2.                                      President.

3.                                      Vice Presidents.

4.                                      Secretary.

5.                                      Treasurer.

Section 2.Election.  The Board of Directors, at its annual meeting held next after the annual meeting of Shareholders, shall elect all officers enumerated above, who shall serve for the term of one year or until their successors are duly elected and qualified.  Any two offices may be held by the same person, except the offices of President and Vice President or President and Secretary.  The Board of Directors shall designate the order of corporate authority among the Vice Presidents as the need arises.

Section 3.Noncorporate Titles.  The Board of Directors shall have the power to confer the title of “Vice President,” “Chief Operating Officer,” “Chief Financial Officer,” “Assistant Vice President,” “Assistant Secretary,” or “Assistant Treasurer” or any other title upon any appropriate person.  Individuals so designated under this section shall not be officers of the Corporation.

Section 4.Duties of Officers.  The duties and powers of the officers of the Corporation shall be as follows:

Chief Executive Officer

The CEO shall have general supervisory authority over all other Officers of the Corporation.

S(he) shall be responsible for setting goals for the Company, investigating new or expanded opportunities and insuring continued good relations with customers, vendors and lenders.

S(he) shall be the spokesperson for the Company on all matters of policy or publicity or in responding to any matters of public inquiry or controversy.

S(he) shall present at each annual meeting of the Shareholders and Directors a report of the condition of the business of the Corporation.

(S)he shall sign and make all contracts and agreements in the name of the Corporation.

(S)he shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law.

(S)he shall sign all notes, drafts or bills of exchange, warrants or other orders for the payment of money duly drawn by the Treasurer.

(S)he shall enforce these Bylaws and perform all the duties incident to the position and office, and which are required by law.

(S)he shall have the authority to delegate to the President any or all of the above described duties.

President.

The President shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the Corporation other than the duly appointed officers.

(S)he shall sign all certificates of stock.

(S)he shall have general direction and management of the affairs and business operations of the Corporation.

Vice Presidents.

Each Vice President shall have primary responsibility for the area of company business as directed by the Board of Directors and indicated by his/her title.

During the absence and inability of the President to render and perform his/her duties or exercise his/her powers, as set forth in these Bylaws or in the acts under which this Corporation is organized, the same shall be performed and exercised by a Vice President; and when so acting, (s)he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such President, and such other powers and duties as the Board of Directors shall from time to time delegate.  If there be more than one Vice President, the Board of Directors shall designate the order of corporate authority or succession among them from time to time.

Secretary.

The Secretary shall keep the minutes of the meetings of the Board of Directors and of the Shareholders in appropriate books.

(S)he shall give and serve all notices of the Corporation.

(S)he shall be custodian of the records and of the seal, and affix the latter when authorized and required and shall require that minutes of all subcommittee meetings shall be included in the corporate minute book.

(S)he shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their respective places of residence, their post office address, the numbers of shares owned by each, the time at which each person became such owner, and the amount paid thereon; and keep such stock and transfer books open daily during business hours at the office of the Corporation, and permit such Shareholder to make extracts from said books to the extent and as prescribed by law.

(S)he shall sign all certificates of stock.

(S)he shall present to the Board of Directors at their stated meetings all communications addressed to him/her officially by the President or any officer or Shareholder of the Corporation.

(S)he shall attend to all correspondence and perform all the duties incident to the office of the Secretary, and such other duties as may be required of him/her by the Board of Directors.

Treasurer.

The Treasurer shall have the care and custody of and be responsible for the funds and securities of the Corporation, and deposit all such thirds in the name of the Corporation in such bank or banks, trust company or trust companies or safe deposit vaults as the Board of Directors may designate.

(S)he shall sign, make, and endorse in the name of the corporation, all checks, drafts, warrants and orders for the payment of money, and pay out and dispose of same and receipt therefor, under the direction of the President or the Board of Directors.

(S)he shall exhibit at all reasonable times his/her books and accounts to any director or Shareholder of the Company upon application at the office of the Corporation during business hours.

(S)he shall render a statement of the condition of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him/her.

(S)he shall present a full financial report at the annual meeting of the shareholders.

(S)he shall keep at the office of the Corporation, correct books of account of all its business and transactions and such other books of account as the Board of Directors may require.

(S)he shall do and perform all duties appertaining to the office of Treasurer.

The duties of Treasurer may be delegated to any other person by the Board of Directors.

Section 5.Bond.  The Treasurer shall, if required by the Board of Directors, give to the Company such security for the faithful discharge of his/her duties as the Board may direct.

Section 6.Vacancies, How Filled.  All vacancies in any office, shall be filled by the vote of a majority of the Board of Directors without undue delay, at its regular meeting, or at a meeting specially called for that purpose.

Section 7.Compensation of Officers.  The officers shall receive such salary or compensation as may be determined by the Executive Compensation Committee of the Board of Directors.  The Executive Compensation Committee shall consist of not more than five (5) outside Directors.

Section 8.Removal.  The Board of Directors may remove any officer, by a vote, at any time, with or without cause.

Article IV.

Seal.

Section 1.Seal.  The seal of the Corporation shall have inscribed thereon the name of the Corporation, the word “Seal” and the word in the form imprinted hereon.

Article V.

Certificates of Stock

Section 1.Description of Stock Certificates.  The certificates of stock shall be numbered and registered in the order in which they are issued.  They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the names of the person owning the shares therein represented, with the number of shares and the date thereof Such certificates shall exhibit the holder’s name and the number of shares and such other information as may be required under the Statutes of the State of Connecticut.  They shall be signed by the President or Vice President, and countersigned by the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer and sealed with the seal of the Corporation.

If any officer who has signed or whose facsimile signature has been used on any such certificate ceases to serve the Corporation as an office in the capacity as to which his/her signature was so used before such certificate has been delivered by such Corporation, the certificate may, nevertheless, be adopted by the Corporation and be issued and delivered as though such officer had not ceased to hold such office.

Section 2.Transfer of Stock.  The stock of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name it appears on said books, or his/her legal representatives.  In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary.  In all cases of transfer, the former certificate must be surrendered up and canceled before a new certificate can be issued.  No transfer shall be made upon the books of the Corporation within ten days next preceding the annual meeting of the Shareholders.

Article VI.

Dividends.

Section 1.When Declared.  The Board of Directors shall by vote declare dividends from the net profits or surplus of the Corporation, whenever, in their opinion, the condition of the Corporation’s affairs will render it expedient for such dividends to be declared, pursuant to law.

Article VII.

Bills, Notes, Etc.

Section 1.How Made.  All bills payable, notes, checks or other negotiable instruments of the Corporation shall be made in the name of the Corporation, and shall be signed by the Treasurer.  No officer or agent of the Corporation, either individually or jointly with others, shall have the power to make any bills payable, note, check, draft or warrant or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt or liability in the name or in behalf of the Corporation as herein expressly prescribed and provided.

Article VIII.

Amendments.

Section 1.How Amended.  These Bylaws may be altered, amended, repealed or added to by an affirmative vote of the Shareholders representing a majority of the capital stock entitled to vote, at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each shareholder entitled to receive such notice, which notice shall state the alterations, amendments or changes which are proposed to be made in such Bylaws.  Only such changes as have been specified in the notice shall be made.  If, however, all the shareholders shall be present at any regular or special meeting, these Bylaws may be amended by a unanimous vote, without any previous notice.